Exhibit 10.3

OFFICE LEASE

THIS OFFICE LEASE is executed this    19    day of     August    , 2009 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership ("Landlord"), and TEKELEC, a California corporation doing business in North Carolina as Tekelec, Inc. ("Tenant").

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a) Leased Premises (shown outlined in Exhibit A hereto): Suite 100 of the building (the "Building") located at 5200 East Paramount Parkway, Morrisville, North Carolina, 27560, within Perimeter Park (the "Park").

(b) Rentable Area: approximately 154,853 rentable square feet.

(c) Tenant's Proportionate Share: 100%.

(d) Minimum Annual Rent:

Year 1	$2,322,795.00
Year 2-9	(subject to abatement and increases pursuant to Section 3.01 hereof)

(e) Monthly Rental Installments:

Months 1-12	$193,566.25
Months 13-108	(subject to abatement and increases pursuant to Section 3.01 hereof)

(f) Intentionally Omitted.

(g) Commencement Date: August 1, 2009.

(h) Lease Term: Nine (9) years.

(i) Intentionally Omitted.

(j) Broker: W.C. Pinkard & Co., Inc. representing Tenant.

(k) Permitted Use: General office purposes; product research and development; general product testing; electrical laboratory testing and procedures all related to the telecommunications industry.

(l) Address for notices and payments are as follows:

Landlord:

Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn.: Raleigh Market - Vice President,
Asset Management & Customer Service
3005 Carrington Mill Road, Suite 100
Morrisville, North Carolina, 27560

With a copy to:	Duke Realty Limited Partnership c/o Duke Realty Corporation Attn: Raleigh Market Attorney 3950 Shackleford Road, Suite 300 Duluth, Georgia 30096-8268

With Payments to:	Duke Realty Limited Partnership 75 Remittance Drive, Suite 3230 Chicago, Illinois 60675-3230

Tenant:	Tekelec 5200 West Paramount Parkway Morrisville, North Carolina 27560

EXHIBITS
Exhibit A - Leased Premises
Exhibit B - Intentionally Omitted
Exhibit C - Intentionally Omitted
Exhibit D - Intentionally Omitted
Exhibit E - Rules and Regulations
Exhibit F - Perimeter Two Refusal Space
Exhibit G - Perimeter One Refusal Space
Exhibit H - Adjacent Land
Exhibit I - BLS Index

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Park that are designed for use in common by all tenants of the Park and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(g) and 1.01(h) above.

Section 2.02. Condition of the Leased Premises. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, subject to normal wear and tear and casualty, (b) remove from the Leased Premises or where located (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) if requested by Landlord, any alterations required to be removed pursuant to Section 7.03 below and the manufacturing area (which shall include the removal of the lift and the Generators (as defined in Section 17.09 below) and restoration of loading dock), and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the commencement date of the Existing Lease (as defined in Section 17.02 below), reasonable wear and tear excepted. All of Tenant's Property that is not removed within ten (10) business days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease. Notwithstanding anything to the contrary contained herein, Tenant may submit a written request to Landlord no later than ninety (90) days prior to the date upon which this Lease is set to expire of its desire to leave its wiring and cabling in the Building. Landlord shall provide a written response to any such request by Tenant within thirty (30) days after its receipt of same advising Tenant as to whether (i) Tenant must remove all wiring and cabling from the Building at the expense of Tenant prior to the vacation by Tenant of the Building, or (ii) Tenant may leave all wiring and cabling in the Building.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred twenty-five percent (125%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Except as otherwise expressly provided for in this Lease, Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

The parties agree that the Minimum Annual Rent shall be increased on each anniversary of the Commencement Date in an amount equal to the US Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W), Seasonally Adjusted (SA), U.S. City Average, All Items, 1982-84=100 (herein collectively defined as "BLS Index") for the twelve (12) month period ending two (2) months prior to the expiration of the current lease year (as used herein, a "lease year" shall refer to the twelve (12) month period beginning on the Commencement Date, or anniversary thereof, as applicable).

Notwithstanding the foregoing, in no event shall the Minimum Annual Rent payable during any subsequent lease year as adjusted hereby be less than a one percent (1%) increase over the Minimum Annual Rent paid during the immediately preceding lease year or more than a two and one-half percent (2.5%) increase over the Minimum Annual Rent paid during the immediately preceding lease year. Monthly Rental Installments shall be an amount equal to one twelfth (1/12) of the Minimum Annual Rent.

Based on a Commencement Date of August 1, 2009, the initial twelve (12) month period shall be June 2009 through May 2010. The parties agree that the initial "BLS Index" shall be calculated by summing the individual one (1) month percent changes for the twelve (12) month period described above. By way of example, as illustrated on the chart attached hereto as Exhibit I, the "BLS Index" for the period June 2008 through May 2009 calculates to an aggregate negative (-) 1.5%. Therefore, in this instance, the minimum 1.0% increase shall apply.

If the Bureau of Labor Statistics shall discontinue publication of said "BLS Index" or shall adopt a new method of computing the "BLS Index", the parties agree to use a published price or cost index or published data as comparable as possible to the "BLS Index" prior to the change in such method. If the "BLS Index" has not been published for any of the time periods set forth above, Landlord shall use the most recent publication dates available.

Notwithstanding anything contained in Section 1.01 (d) or (e), Landlord hereby excuses Tenant from the payment of Monthly Rental Installments for July 1, 2011 through October 31, 2011, July 1, 2012 through October 31, 2012, and July 1, 2015 through October 31, 2015 of the Lease Term.  Notwithstanding anything to the contrary contained herein, in the event Tenant is in Default under this Lease beyond any applicable cure period on the first day of the month of any excused rent payment, Tenant shall not be entitled to such excused rent. The payment of any such excused rent shall be deducted from any Accelerated Rent Difference or Accelerated Rent to which Landlord maybe entitled under Section 13.02.

Section 3.02. Annual Rental Adjustment Definitions.

(a) "Annual Rental Adjustment" shall mean the amount of Tenant's Proportionate Share of Building Operating Expenses and Building Common Area and prorata share of Park Common Area expenses for a particular calendar year. Tenant's prorata share of Park Common Area expenses shall be calculated by dividing the total acreage of the parcel upon which the Building is located by the total acreage of that portion of the Park that is encumbered by the protective covenants.

(b) "Operating Expenses" shall mean the amount of all of Landlord's reasonable costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; service and other charges incurred in the repair, replacement, operation and maintenance of the elevators; washing of windows at intervals reasonably established by Landlord; base building life safety equipment; tools and supplies; repair costs; landscape maintenance costs; security patrols; license, permit and inspection fees; management fees (which shall not exceed 3% of the gross rental receipts for the Building); administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Notwithstanding anything contained to the contrary herein, Tenant shall have the right to directly contract for elevator maintenance, pest control, window washing, landscaping and trash removal services upon thirty (30) days written notice to Landlord and subject to Landlord's consent, and after the expiration or earlier termination if allowable, of any existing Landlord contracts, in which case the costs of such services shall be paid by Tenant directly to such vendor and not be included in the Operating Expenses.

Operating Expenses shall not include the following:

  costs of selling, ground leasing, syndicating or financing, mortgaging or hypothecating any interest of Landlord in the Building (including the costs of defending any lawsuits in connection with any of the foregoing); payments of principal, interest and other amounts under any Mortgage or other secured debt; and all rent and other payments due under any ground lease;

  marketing costs, brokerage fees, leasing commissions, legal fees, advertising and promotional expenses, design fees, space planners' fees, improvement allowances, and construction costs (including permit, license and inspection fees) incurred in connection with lease of space in the Building;

  legal fees and costs, settlements, judgments or awards arising out of any disputes between Landlord and any other tenant or occupant of the Building (or prospective tenants or occupants), or between Landlord and its employees or agents not engaged in Building operations;

  costs associated with the operation of the business of the ownership entity which constitutes "Landlord" (as distinguished from the cost of Building operations), including the costs of corporate overheard, general administrative expenses, accounting and legal matters related thereto;

  bad debt loss, rent loss, or reserves (except for the premiums, if any, for rent loss insurance);

  late charges, fines, penalties and liquidated damages payable by Landlord as a result of Landlord's unwillingness or inability to make payments when due;

  capital costs incurred in connection with the original construction of the Building or in connection with any major structural change in or to the Building, such as adding or deleting floors;

  the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are appropriately prorated (but in no event above the level of VP Asset Management or equivalent);

  rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which, if purchased, would be excluded from Operating Expenses as a capital cost, except for equipment not affixed to the Building which is used in providing janitorial or similar services, and further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;

  costs for the acquisition of sculptures, paintings, fountains or other objects of art in excess of $5,000.00 in the aggregate per calendar year;

  rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in Raleigh, with adjustment where appropriate for the size of the applicable Building;

  costs arising from Landlord's charitable or political contributions;

  costs of monitoring, testing, reporting, management, removal or remediation (collectively, "Hazardous Materials Compliance Actions") incurred in connection with any Hazardous Material existing at the Building as of the date of initial occupancy of the Building by Tenant;

  any Operating Expense which is not billed to Tenant within two (2) years following the end of the calendar year in which such Operating Expense became payable by Landlord, specifically excluding the amortization of capitals as permitted below;

  costs of capital improvements undertaken in the Building, except such capital improvements as (i) are reasonably anticipated by Landlord to effect economies in the operation or maintenance of the Building, or any portion thereof; (ii) are undertaken for the purpose of enhancing or maintaining the Building/site integrity, general security and safety of occupants of the Building; (iii) are required under any Law enacted on or after the original occupancy of the Building by Tenant, The cost of each capital improvement permitted to be included in Operating Expenses shall be amortized over the reasonably estimated useful life of the item, at an interest rate equal to Landlord's actual cost of funds;

  the cost of all deductible and self-insured retention amounts paid or incurred by Landlord (collectively, "Landlord Deductible Amounts"), to the extent such costs would exceed a commercially reasonable amount;

  the cost of any services or utilities that are provided directly to and payable directly by any tenant of the Building;

  expenses arising out of the operation, management, maintenance or repair of any retail or other non-office premises in the Building;

  compensation paid to clerks, attendants, or other persons in any concierge (not including any messenger or reception desk) or commercial concessions operated by Landlord, its agents, contractors, vendors or affiliates;

  depreciation on the Building;

  costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship;

  Repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties; and

  validated parking for any entity, except for validated parking for vendors and others coming to the management office of the Building for building management business.

(c) "Tenant's Proportionate Share of Operating Expenses" shall mean an amount equal to the product of Tenant's Proportionate Share times the Building Operating Expenses and Building Common Area and prorata share of Park Common Area expenses.

(d) "Real Estate Taxes" shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord's business of leasing the Building, by any governmental authority having the power to so charge or tax, together with reasonable costs and expenses of contesting the validity or amount of the Real Estate Taxes.

Section 3.03. Payment of Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (exclusive of Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non- payment of Minimum Annual Rent.

(b) In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and Landlord shall endeavor to provide written notice thereof to Tenant at least thirty (30) days prior to the beginning of each calendar year but Landlord shall provide written notice to Tenant at least fifteen (15) days prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect at least thirty (30) days prior to such increase, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the actual amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum; provided, however, that Tenant shall not be liable for late charges for the period of the one-time Default which is subject to the grace period granted to Tenant under Section 13.01(a).

Section 3.05. Right to Audit.  Tenant will be entitled from time to time to audit and verify the operations of the Building and the related books and records of Landlord to assure that the Operating Expenses from time to time reported by Landlord are in keeping with the provisions of this Agreement.  As to any calendar year, any undertaking by Tenant must be initiated within sixty (60) days of receipt by Tenant of the statement from Landlord identifying the Annual Rental Adjustment; and absent fraud or gross negligence on Landlord's part, the Operating Expenses as timely reported by Landlord for the calendar year will be deemed controlling upon the expiration of Tenant's audit and verification rights for such calendar year.  In the event of any errors, the appropriate party will make a correcting payment in full to the other party within thirty (30) days after the determination and written communication to all parties of the amount of such error. In the event of any errors on the part of Landlord in excess of seven percent (7%) of Operating Expenses for any calendar year, Landlord will reimburse Tenant for all costs of an audit reasonably incurred by Tenant, such costs not to exceed Seven Hundred Fifty and 00/100 Dollars ($750.00).

ARTICLE 4 - SECURITY DEPOSIT

Intentionally Omitted.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

Section 5.02. Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit E and made a part hereof, as may be modified in writing from time to time by Landlord on reasonable written notice to Tenant, provided, however, that except in the event of changes compelled by governing law, Landlord shall not alter any of its directions, rules, or regulations in a manner that would materially adversely affect Tenant; provided that (a) in the event of any conflict between said rules and regulations and the express terms of this Lease, the Lease shall control, (b) such rules and regulations are for the safety, care, order, and cleanliness of the Building and the Common Areas, (c) such rules and regulations do not materially interfere with the Permitted Use, (d) such rules and regulations do not require payment of additional monies, and (e) such rules and regulations are uniformly enforced in a non-discriminatory manner.

(b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building, if any, or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building, if any, of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Tenant at the sole expense of Tenant, provided that Tenant is able to affect such repairs within thirty (30) days of the occurrence of such damage. If Tenant is unable to complete such repairs within thirty (30) days, then, Landlord shall make such repairs at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand for reasonable expenses related thereto upon receipt of reasonable documentation. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose other than the Permitted Use or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged. Upon written documentation evidencing that Tenant's use was the proximate cause of such increase, Tenant shall reimburse Landlord for such increase; provided that Tenant receives notice and an opportunity to cure prior to being charged for such increase.

Section 5.03. Landlord's Rights Regarding Use. Without limiting any of Landlord's rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, upon written notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees, showing (within the last twelve (12) months of the Lease Term and at reasonable times or any time during the Lease Term in the event of a Default hereunder) the same to prospective tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Except as provided in Article 8 below, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor; provided, however, that except in case of an emergency, Landlord shall use reasonable efforts to minimize any interruption to Tenant's business operation during entry by Landlord into the Leased Premises and Landlord, except in case of emergency shall be accompanied by Tenant and follow Tenant's protocol.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services, including cleaning and janitorial services, serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within thirty (30) days after receipt of Landlord's written statement. Notwithstanding the provisions of Section 17.13(c), Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall maintain in good condition and make all necessary repairs, replacements, and maintenance to the roof, sprinkler systems, exterior walls, exterior doors, foundation, structural frame of the Building, windows, corridors, the parking and landscaped areas and other Common Areas, serving the Leased Premises and the Common Areas ( in accordance with Section 7.02 of this Lease), and Landlord shall use reasonable efforts to keep all equipment used in common with other tenants, if any, in good condition and repair.. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or Default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense. Repairs shall be commenced within five (5) business days after receiving written notice from Tenant of the need for such repair or replacement.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, unless repair is necessitated by Landlord's negligence as it relates to Landlord's obligations in Section 7.01, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, non-base building life safety and/or critical cooling equipment, and plumbing systems. Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises.

Section 7.03. Alterations.

(a) Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. However, Tenant shall not be required to remove any such alteration unless at the time Tenant requested Landlord's consent to such installation Landlord notified Tenant in writing that the alteration must be removed at the time of surrendering the Leased Premises. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. Tenant agrees that Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord shall be permitted to bid as general contractor for any alterations to the Leased Premises. In the event Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord is not the general contractor for any alterations to the Leased Premises, (i) Tenant's proposed general contractor is subject to Landlord's prior approval which shall not be unreasonably withheld, conditioned or delayed, (ii) the general contractor shall provide evidence of insurance, and copies of plans and specifications relating to the alterations and (iii) Landlord shall receive a construction management fee equal to three and one-half percent (3.5%) of the cost of such alterations (an "Oversight Fee"). Tenant shall cause said general contractor to comply with Landlord's reasonable building standards, Landlord's reasonable mechanical, electrical and plumbing specifications and Landlord's reasonable rules of conduct.

(b) Notwithstanding anything to the contrary above, Tenant shall have the right to make alterations to the Leased Premises without obtaining Landlord's prior written consent and without paying an Oversight Fee, provided that (i) such alterations do not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) in cost in any one instance; (ii) such alterations are non-structural in nature and do not affect the Building systems; (iii) no permit is required for such alteration; and (iv) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same no less than ten (10) days before the date on which Tenant anticipates commencing construction of the same.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Tenant's Property. All of Tenant's trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, and its parents, owners, affiliates, successors, assigns, directors, officers, agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, and its parents, owners, affiliates, successors, assigns, directors, officers, agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant's Insurance.

(a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000, which may be satisfied by any combination of primary and excess or umbrella per occurrence policies. Tenant shall only be required to obtain one (1) policy meeting these requirements which may also be used to satisfy the insurance requirement for Liability Insurance for the space that Tenant leases from Landlord's affiliate, Duke Construction Limited Partnership, in the building located at 5200 West Paramount Parkway, Morrisville, North Carolina, 27560,

(ii) Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant's Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

(iii) Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable law; provided, if there is no minimum statutory amount required for Tenant, Tenant shall still be required to obtain Worker's Compensation insurance coverage and provide Landlord with evidence of such Worker's Compensation insurance.

(iv) Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

(v) Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident. Notwithstanding the foregoing, Tenant may elect not to carry Automobile Liability Insurance; provided, however, that in such event Tenant shall release Landlord from any and all liability (except to the extent arising from Landlord's negligence) arising during the Lease Term that would have been covered by such Automobile Liability Insurance had Tenant elected to carry such coverage.

(vi) Pollution Liability. In addition, commencing as of the Commencement Date, Tenant shall obtain a policy of liability insurance, or endorsements to Tenant's policy or policies of liability insurance, covering pollution liability with limits of not less than $3,000,000. Notwithstanding the foregoing, Tenant may elect not to carry Pollution Liability Insurance; provided, however, that in such event Tenant shall release Landlord from any and all liability (except to the extent arising from Landlord's negligence) arising during the Lease Term that would have been covered by such Pollution Liability Insurance had Tenant elected to carry such coverage.

(b) All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsement(s) to Tenant's commercial general liability policy evidencing primary and non-contributory coverage offered to the appropriate additional insureds. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), within ten (10) business days after Landlord's written demand, Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand and receipt of reasonable documentation for the cost thereof as Additional Rent.

Section 8.05. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000, which may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b) Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

(c) Insurance Certificates. Landlord shall provide certificates evidencing the above referenced insurance coverage within ten (10) business days of Tenant's request.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii), 8.04(a)(iv) and 8.05(b) above. In addition, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss, injury or damage to an employee of the other arising out of such employee's employment relationship. The special form coverage insurance policies and worker's compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable. Each party shall provide evidence of such waiver upon request of the other party.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon sixty (60) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Both parties waive any rights under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part (such that the Leased Premises will be commercially impracticable for Tenant's Permitted Use) of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken; provided, however Landlord shall use good faith efforts to notify Tenant of any such anticipated termination in advance of the effective date thereof. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become commercially impracticable for Tenant to use for Tenant's Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent Tenant from seeking in a separate action reimbursement from the condemning authority (if permitted by law) for moving expenses, business interruption, expenses for removal of Tenant's personal property, loss of Tenant's business good will, or for the value of the leasehold estate, but if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or any mortgagees. Provided that if Landlord is alleging that Tenant's award shall or has reduced Landlord's award, Landlord shall provide Tenant with reasonable documentation that Tenant's award shall or has reduced Landlord's award. If the Lease is not terminated pursuant to this Article 10, Monthly Rental Installments and Additional Rent shall be reduced as of the date of such taking in the proportion that the area of the Leased Premises or Common Areas so taken bears to the total area of the Leased Premises or, as applicable, the Common Areas.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a) Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

(b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's reasonable opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee is insufficient to meet the obligations under the assignment.

(c) If Tenant shall make any assignment or sublease, with Landlord's reasonable consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt, less reasonable cost of subleasing (including commissions, advertising costs, reasonable consulting fees or permits, legal costs and tenant improvement costs). Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's stock, assets or property, including an acquisition by Tenant of shares of its own stock; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market, (d) engage in debt or equity financing, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Article 11.02 "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above. Notwithstanding anything to the contrary contained in this Lease, if Tenant transfers either this Lease or the lease for the 5200 West Paramount Parkway (but not both leases) as permitted in Section 11.02, then the rights in Sections 17.03, 17.04, 17.05, and 17.06 (the "Rights") shall remain with Tenant. If Tenant has transferred both leases to two different Permitted Transferees, then all of the Rights collectively shall transfer to only one of the Permitted Transferees, but not both and upon transfer of the Lease to a Permitted Transferee, Tenant will provide written notice to Landlord of which Permitted Transferee shall have the Rights and Landlord shall have a right to rely upon such notice.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell or transfer the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder. Upon assumption by the transferee of Landlord's obligations hereunder, such sale shall operate to release Landlord from liability hereunder after the date of such conveyance; provided, however, that except as otherwise provided in this Lease, any such sale or transfer shall be subject to the rights of Tenant under Section 17.05.

Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying, to the extent such matters are true (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's knowledge, any uncured Defaults or specifying such Defaults if any are claimed, and (d) any other matters or statement of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination, Non-Disturbance. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a "Mortgage") presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any commercially reasonable instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default, provided, however, that Tenant's obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee's agreement not to disturb Tenant's possession and quiet enjoyment of the Leased Premises under this Lease provided Tenant is not in Default .

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a "Default":

(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) business days after the same is due. Notwithstanding the foregoing, Landlord shall provide Tenant with a written courtesy notice of such Default and Tenant shall have an additional five (5) business days to cure such Default; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time in any consecutive twelve (12) month period.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's Default is such that more than thirty (30) days are reasonably required to cure, then such Default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days. Notwithstanding the foregoing, Tenant may vacate the Leased Premises during the term of this Lease provided (i) Tenant is not otherwise in Default hereunder; (ii) Tenant adequately secures the Leased Premises to prevent damage, destruction or vandalism to the Leased Premises; (iii) Tenant continues such utilities to the Leased Premises as will prevent any damage to the Leased Premises; (iv) Tenant continues to provide insurance for the Leased Premises and Tenant pays any increased premium resulting from a lack of a tenant in the Leased Premises. Landlord shall provide reasonable documentation to Tenant that such increase in premium is a result of the lack of a tenant in the Leased Premises.

(d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation .except in cases of merger or acquisition.

In addition to the Defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

Section 13.02. Remedies. Upon the occurrence of any Default and after the expiration of all notice and cure periods as stipulated in Section 13.01 of the Lease, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may lawfully re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any reasonable costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, unless Landlord was grossly negligent or engaged in willful misconduct.

(b) Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein (in Landlord's reasonable discretion), whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the

Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the "Accelerated Rent Difference"), or (ii) without re-letting, declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term less the present value (discounted at the Prime Rate) of the net amount of such rent for the balance of the Lease Term which Landlord reasonably demonstrates could be recovered by Landlord from re-letting the Leased Premises under then current and reasonably anticipated market conditions for the remainder of the Lease Term to be immediately due and payable as liquidated damages (the "Accelerated Rent"). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Rent, whichever is applicable, less any excused rent payments that Tenant has made under Section 3.02, (B) all loss or damage that Landlord may sustain by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, reasonable expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations").

(c) Landlord may terminate this Lease and declare the Accelerated Rent to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent, (ii) all of Landlord's Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (c) shall survive termination.

(d) Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Rent as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(e) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(f) If Landlord has terminated this Lease or Tenant's right to possession, Landlord agrees to use commercially reasonable efforts to mitigate its damages. Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in buildings owned by Landlord. Landlord will not be deemed to have failed to mitigate if Landlord leases any other space before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs Default Damages. Tenant shall bear the burden of proof that Landlord failed to mitigate.

Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in Default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such Default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Landlord will use commercially reasonable efforts to repair essential Building services as soon as possible. If Landlord has not commenced to cure a maintenance or repair Default set forth in said notice from Tenant within said 30-day period, Tenant may undertake all reasonable action to cure Landlord's failure of performance. If Tenant elects to cure said Default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. Upon the occurrence of any such Default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to (i) Landlord's right, title and interest in and to the Building, (ii) any rental income, or (iii) any insurance or condemnation proceeds received because of damage to or condemnation of the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any Default shall be deemed to be a waiver of any other Default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys' Fees. If either party Defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-Defaulting party obtains a judgment against the Defaulting party, then the Defaulting party agrees to reimburse the non-Defaulting party for reasonable attorneys' fees incurred in connection therewith.

Section 13.07. Waiver of Consequential Damages. Neither Landlord nor Tenant shall be liable to the other under or in connection with this Lease for any consequential damages and both Landlord and Tenant waive, to the full extent permitted by law, any claim for consequential damages.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

Intentionally Omitted.

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a) "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b) "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within ten (10) business days of Landlord's written request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises. No notice shall be required, however, for commercially reasonable amount of ordinary office supplies and janitorial supplies.

Section 15.04. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the commencement date of the Existing Lease (as defined in Section 17.02 below) (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This

Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, five (5) business days after the date Landlord receives the Lease executed by Tenant.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties in addition to this Lease. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. If at any time during the Lease Term and any extensions thereof Tenant is no longer publicly traded, Tenant shall provide to Landlord upon request, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.09. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Tenant may, at its own expense, modify its existing signage or erect a new sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with Town of Morrisville standards and Perimeter Park signage guidelines, codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord (approximately 685 parking spaces). Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the Building, if applicable, in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and reasonably deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants of the Building. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

Section 16.12. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence as to each term and provision of this Lease.

Section 16.14. Patriot Act. Each of Landlord and Tenant, to the best of Tenant's knowledge each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United State Treasury Department's Office of Foreign Assets Control, including, without limitation, Executive Order 13224 ("Executive Order"). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (i) that it is not, and to its actual knowledge, it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department's Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text for the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

ARTICLE 17 - SPECIAL PROVISIONS

Section 17.01. Options to Extend.

(a) Grant and Exercise of Option. Provided that (i) no Default has occurred and is then continuing (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of the Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (the "Extension Term(s)"). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise each option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the preceding term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than one hundred eighty (180) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within thirty (30) days after receipt thereof. If Tenant exercises its option to extend in accordance with the terms hereof, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant's acceptance (or deemed acceptance) of the Rent Adjustment.

(b) Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building and other buildings in the Research Triangle Park area for space of comparable size and quality and with similar or equivalent improvements, including free rent concessions and tenant improvement allowances as are found in the Building, and if none, then in similar buildings in the Research Triangle Park area; provided, however, that in no event shall the Minimum Annual Rent during the applicable Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the applicable Extension Term and shall be paid at the same time and in the same manner as provided in the Lease. Landlord reserves the right in the event of any extension of the Lease Term to require Tenant to obtain higher minimum amounts or different types of insurance if Landlord can demonstrate that it is customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or such different types.

Section 17.02. Existing Lease. Landlord and Tenant hereby acknowledge and agree that the current lease between Landlord and Tenant with respect to the Leased Premises (the "Existing Lease") shall be null and void and of no further force and effect after the Commencement Date and Landlord and Tenant shall be released and discharged from their respective obligations under the Existing Lease, and neither party shall have any further liability under the Existing Lease, excluding, however, the obligations of Tenant attributable to any period of the Existing Lease on or prior to the Commencement Date (including without limitation the payment of Base Rent and the reconciliation of expenses) and any obligations of Tenant under the Existing Lease which survive termination thereof.

Section 17.03. Right of First Refusal - Perimeter Two.

(a) Provided that (i)  no Default has occurred and is then continuing, (ii) the creditworthiness of Tenant is the same or better than the date hereof, or otherwise reasonably acceptable to Landlord, (iii) Tenant originally named herein or a Permitted Transferee remains in possession of the Leased Premises throughout the Lease Term, and (iv) Landlord owns the Perimeter Two building, Tenant shall have a one-time right of first refusal during the initial Lease Term ("Perimeter Two Refusal Option") to lease any space in any speculative (not one hundred percent preleased and not a build to suit) office building constructed and owned by Landlord on the land north of the Building shown on Exhibit F attached hereto

("Perimeter Two Refusal Space"). Prior to entering into any lease that includes all or any portion of the Perimeter Two Refusal Space, Landlord shall notify Tenant in writing (the "Perimeter Two Landlord's Notice") of Landlord's receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror ("Perimeter Two Bona Fide Offer") and setting forth the material terms of the Perimeter Two Bona Fide Offer and such other terms as are herein provided. If the Perimeter Two Bona Fide Offer includes space in addition to the Perimeter Two Refusal Space, then the Perimeter Two Refusal Space shall be deemed to include, and this Perimeter Two Refusal Option shall be deemed to apply to, all of the space included in the Perimeter Two Bona Fide Offer. Tenant shall have ten (10) business days after Tenant receives the Perimeter Two Landlord's Notice in which to notify Landlord in writing of its election to lease the Perimeter Two Refusal Space which is the subject of the Perimeter Two Landlord's Notice upon the terms set forth in the Perimeter Two Landlord's Notice. If Tenant declines to exercise this Perimeter Two Refusal Option with respect to a particular Perimeter Two Landlord's Notice or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Perimeter Two Refusal Option with respect to that space which was the subject of the Perimeter Two Landlord's Notice, and thereafter this Perimeter Two Refusal Option shall be void and of no further force or effect with respect to the space which is the subject of the Perimeter Two Landlord's Notice, and Landlord shall be free to lease that space to the bona fide offeror or any other third party at any time during the Lease Term and any extensions thereof.

(b) The Perimeter Two Refusal Space shall be leased by Tenant at the rental rate and the lease term and upon such other terms and conditions, as are contained in the Perimeter Two Bona Fide Offer. Landlord reserves the right in the event that Tenant's exercises its Perimeter Two Refusal Option to require Tenant to obtain higher minimum amounts or different types of insurance if Landlord can demonstrate that it is customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or such different types.

(c) If Tenant shall exercise the Perimeter Two Refusal Option, the parties shall enter into a new lease for the Perimeter Two Refusal Space upon the terms and conditions set forth above. If Tenant shall fail to enter into such new lease within thirty (30) days following Tenant's exercise of the Perimeter Two Refusal Option, then Landlord may terminate this Perimeter Two Refusal Option, by notifying Tenant in writing, in which event this Perimeter Two Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Perimeter Two Refusal Space to the bona fide offeror or any other third party.

(d) This Perimeter Two Refusal Option is personal to Tekelec or any Permitted Transferee as provided in Section 11.02 and shall not inure to the benefit of any other successor or assign.

Section 17.04. Right of First Refusal - Perimeter One.

(a) Provided that (i)  no Default has occurred and is then continuing, (ii) the creditworthiness of Tenant is the same or better than the date hereof, or otherwise reasonably acceptable to Landlord, (iii) Tenant originally named herein or a Permitted Transferee remains in possession of the Leased Premises throughout the Lease Term, and (iv) Landlord owns the building located at 3005 Carrington Mill Boulevard ("Perimeter One"), and subject to any rights of other tenants to the Perimeter One Refusal Space (as defined herein) and Landlord's right to renew or extend the lease term of any other tenant with respect to the portion of the Perimeter One Refusal Space now or hereafter leased by such other tenant, Tenant shall have a one-time right of first refusal during the initial Lease Term ("Perimeter One Refusal Option") to lease the space in the Perimeter One building shown on Exhibit G attached hereto ("Perimeter One Refusal Space"). Prior to entering into any lease that includes all or any portion of the Perimeter One Refusal Space, Landlord shall notify Tenant in writing (the " Perimeter One Landlord's

Notice") of Landlord's receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror ("Perimeter One Bona Fide Offer") and setting forth the material terms of the Perimeter One Bona Fide Offer and such other terms as are herein provided. If the Perimeter One Bona Fide Offer includes space in addition to the Perimeter One Refusal Space, then the Perimeter One Refusal Space shall be deemed to include, and this Perimeter One Refusal Option shall be deemed to apply to, all of the space included in the Perimeter One Bona Fide Offer. Tenant shall have ten (10) business days after Tenant receives the Perimeter One Landlord's Notice in which to notify Landlord in writing of its election to lease the Perimeter One Refusal Space which is the subject of the Perimeter One Landlord's Notice upon the terms set forth in the Perimeter One Landlord's Notice. If Tenant declines to exercise this Perimeter One Refusal Option with respect to a particular Perimeter One Landlord's Notice or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Perimeter One Refusal Option with respect to that space which was the subject of the Perimeter One Landlord's Notice, and thereafter this Perimeter One Refusal Option shall be void and of no further force or effect with respect to the space which is the subject of the Perimeter One Landlord's Notice, and Landlord shall be free to lease that space to the bona fide offeror or any other third party at any time during the Lease Term and any extensions thereof.

(b) The Perimeter One Refusal Space shall be leased by Tenant at the rental rate and the lease term and upon such other terms and conditions, as are contained in the Perimeter One Bona Fide Offer. Landlord reserves the right in the event that Tenant's exercises its Perimeter One Refusal Option to require Tenant to obtain higher minimum amounts or different types of insurance if Landlord can demonstrate that it is customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or such different types.

(c) If Tenant shall exercise the Perimeter One Refusal Option, the parties shall enter into a new lease for the Perimeter One Refusal Space upon the terms and conditions set forth above. If Tenant shall fail to enter into such new lease within thirty (30) days following Tenant's exercise of the Perimeter One Refusal Option, then Landlord may terminate this Perimeter One Refusal Option, by notifying Tenant in writing, in which event this Perimeter One Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Perimeter One Refusal Space to the bona fide offeror or any other third party.

(d) This Perimeter One Refusal Option is personal to Tekelec or any Permitted Transferee as provided in Section 11.02 and shall not inure to the benefit of any other successor or assign.

Section 17.05. Right of First Offer to Purchase - Building. Provided that no Default has occurred and is then continuing, Landlord hereby grants to Tenant a right of first offer (the "Building Purchase Offer") to purchase the Building, subject to the terms and conditions set forth herein.

(a) The term of the Building Purchase Offer shall commence as of the date hereof and shall continue throughout the initial Lease Term, unless sooner terminated pursuant to the terms hereof. Notwithstanding anything contained herein to the contrary, in the event the Lease is terminated or expires prior to the exercise of the Building Purchase Offer by Tenant, then the Building Purchase Offer shall terminate.

(b) Prior to offering the Building for sale to a third party, Landlord shall deliver to Tenant a written notice that Landlord intends to list the Building for sale (the " Building Notice to Sell"), which Building Notice to Sell shall specify, among other things, the purchase price for the Building and the terms of payment (the "Building Purchase Price") and the closing date. Tenant shall have fifteen (15) days after receipt of the Building Notice to Sell to deliver an offer to Landlord offering to purchase the

Building (the " Building Notice of Purchase") for the Building Purchase Price and on the terms set forth in the Building Notice to Sell. The negotiation and execution of a mutually acceptable purchase and sale agreement, based on Landlord's standard form, must occur no more than thirty (30) calendar days after the date on which Tenant gives Landlord the Building Notice of Purchase. Landlord and Tenant agree to negotiate said purchase and sale agreement during said 30-day period in good faith; provided, however, that Tenant acknowledges that the purchase and sale agreement will provide that the contemplated purchase and sale is subject to approval thereof by Landlord's investment committee on or before the expiration of any applicable inspection period set forth therein.

(c) If Tenant fails or elects not to give the Building Notice of Purchase within said fifteen (15) day period, then this Building Purchase Offer shall terminate and Landlord may proceed to offer to sell the Building, and may thereafter sell the Building, without any longer being subject to this Purchase Offer.

(d) If Tenant elects to give the Building Notice of Purchase within said fifteen (15) day period, but a mutually acceptable purchase and sale agreement is not executed, delivered and accepted by and between Landlord and Tenant within the thirty (30) calendar day period referenced in subsection (b) above, then this Building Purchase Offer shall terminate and Landlord may proceed to offer to sell the Building, and may thereafter sell the Building, without any longer being subject to this Building Purchase Offer.

(e) The following transactions by Landlord shall be excluded from the Building Purchase Offer:

(i) A transfer of the Building from Landlord to a joint venture partner of Landlord, or from one joint venture partner of Landlord to another joint venture partner of Landlord, or a transfer of the Building to an entity controlled by Landlord or a joint venture partner of Landlord;

(ii) A transfer of the Building to an industrial development authority or other governmental or quasi-governmental agency (collectively, the "Agency") as part of a tax reduction or tax abatement program in which Landlord leases the Building back from the Agency and then subleases to a tenant;

(iii) A sale of the Building to the appropriate condemning authority pursuant to eminent domain or under threat of eminent domain; or

(iv) If Landlord creates a security interest in the Building as collateral for a loan.

(f) This Building Purchase Offer shall be null and void and terminate if Tenant is a holdover Tenant pursuant to Section 2.04 of the Lease.

(g) Pursuant to a commission agreement between Landlord and W.C. Pinkard & Co., Inc., a Missouri corporation ("Pinkard"), in the event that Tenant exercises its right of first offer to purchase as set forth in this Section 17.05, Pinkard will be paid a commission of one and one-half percent (1.5%) of the total Purchase Price, which commission shall be paid out of the Building Purchase Price.

(h) This Right of First Offer to Purchase the Building is personal to Tekelec or any Permitted Transferee as provided in Section 11.02 and shall not inure to the benefit of any other successor or assign.

Section 17.06. Right of First Offer to Purchase - Adjacent Land. Provided that no Default has occurred and is then continuing, and Landlord owns the Adjacent Land, Landlord hereby grants to Tenant a right of first offer (the "Adjacent Land Purchase Offer") to purchase the adjacent land shown on Exhibit H attached hereto (the "Adjacent Land"), subject to the terms and conditions set forth herein.

(a) The term of the Adjacent Land Purchase Offer shall commence as of the date hereof and shall continue throughout the initial Lease Term, unless sooner terminated pursuant to the terms hereof. Notwithstanding anything contained herein to the contrary, in the event the Lease is terminated or expires prior to the exercise of the Adjacent Land Purchase Offer by Tenant, then the Adjacent Land Purchase Offer shall terminate.

(b) Prior to offering the Adjacent Land for sale to a third party, Landlord shall deliver to Tenant a written notice that Landlord intends to list the Adjacent Land for sale (the "Adjacent Land Notice to Sell"), which Adjacent Land Notice to Sell shall specify, among other things, the purchase price for the Adjacent Land and the terms of payment (the "Adjacent Land Purchase Price") and the closing date. Tenant shall have fifteen (15) days after receipt of the Adjacent Land Notice to Sell to deliver an offer to Landlord offering to purchase the Adjacent Land (the "Adjacent Land Notice of Purchase") for the Adjacent Land Purchase Price and on the terms set forth in the Adjacent Land Notice to Sell. The negotiation and execution of a mutually acceptable purchase and sale agreement, based on Landlord's standard form, must occur no more than thirty (30) calendar days after the date on which Tenant gives Landlord the Adjacent Land Notice of Purchase. Landlord and Tenant agree to negotiate said purchase and sale agreement during said 30-day period in good faith; provided, however, that Tenant acknowledges that the purchase and sale agreement will provide that the contemplated purchase and sale is subject to approval thereof by Landlord's investment committee on or before the expiration of any applicable inspection period set forth therein.

(c) If Tenant fails or elects not to give the Adjacent Land Notice of Purchase within said fifteen (15) day period, then this Adjacent Land Purchase Offer shall terminate and Landlord may proceed to offer to sell the Adjacent Land, and may thereafter sell the Adjacent Land, without any longer being subject to this Adjacent Land Purchase Offer.

(d) If Tenant elects to give the Adjacent Land Notice of Purchase within said fifteen (15) day period, but a mutually acceptable purchase and sale agreement is not executed, delivered and accepted by and between Landlord and Tenant within the thirty (30) calendar day period referenced in subsection (b) above, then this Adjacent Land Purchase Offer shall terminate and Landlord may proceed to offer to sell the Adjacent Land, and may thereafter sell the Adjacent Land, without any longer being subject to this Adjacent Land Purchase Offer.

(e) The following transactions by Landlord shall be excluded from the Adjacent Land Purchase Offer:

(i) A transfer of the Adjacent Land from Landlord to a joint venture partner of Landlord, or from one joint venture partner of Landlord to another joint venture partner of Landlord, or a transfer of the Adjacent Land to an entity controlled by Landlord or a joint venture partner of Landlord;

(ii) A transfer of the Adjacent Land to an industrial development authority or other governmental or quasi-governmental agency (collectively, the "Agency") as part of a tax reduction or tax abatement program in which Landlord leases the Adjacent Land back from the Agency and then subleases to a tenant;

(iii) A sale of the Adjacent Land to the appropriate condemning authority pursuant to eminent domain or under threat of eminent domain; or

(iv) If Landlord creates a security interest in the Adjacent Land as collateral for a loan.

(f) This Adjacent Land Purchase Offer shall be null and void and terminate if Tenant is a holdover Tenant pursuant to Section 2.04 of the Lease.

(g) Pursuant to a commission agreement between Landlord and W.C. Pinkard & Co., Inc., a Missouri corporation ("Pinkard"), in the event that Tenant exercises its right of first offer to purchase as set forth in this Section 17.06, Pinkard will be paid a commission of one and one-half percent (1.5%) of the total Purchase Price, which commission shall be paid out of the Purchase Price.

(h) This Right of First Offer to Purchase the Adjacent Land is personal to Tekelec or any Permitted Transferee as provided in Section 11.02 and shall not inure to the benefit of any other successor or assign.

Section 17.07. Roof Rights.

(a) Roof Area. "Roof Area" shall mean the surface of the roof of the Building.

(b) Dish. "Dish" shall mean three (3) satellite dishes and related equipment.

(c) License of Roof Area. Provided (i) Tenant is not in Default under the Lease, (ii) Tenant complies with all zoning and other municipal and county rules and regulations, and all applicable restrictions of record, and (iii) Landlord, in its reasonable discretion, has space available on the Roof Area, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain the Dish on the Roof Area, so long as the Dish is used exclusively for Tenant's use and not sold to or utilized in any manner by a third party (other than a subtenant or assignee occupying the Leased Premises). Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord.

(d) Installation of the Dish.

(i) The size, location, design and manner of installation of the Dish and all related wiring shall be reasonably designated and approved by Landlord. Landlord, in its reasonable discretion, may require Tenant to install screening around the Dish. After obtaining Landlord's written approval (not to be unreasonably withheld, conditioned or delayed), Tenant shall have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. Unless otherwise approved by Landlord in writing, however, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dish. Tenant shall be responsible for repairing any damages caused by the installation or maintenance of the Dish.

(ii) Tenant shall use the roofing company specified by Landlord to perform any work affecting the roof, provided the costs charged by such roofer are competitive with charges for similar services within the same geographic region. All cable runs, conduit and sleeving shall be installed in a good and workmanlike manner. Cables and transmission lines shall be routed and attached in accordance with current, prevailing industry practices. The Dish shall be identified with permanently marked, weather proof tags at the following locations: (A) each dish bracket; (B) at the transmission line building entry point; (C) at the interior wall feed through or any other transmission line exit point; and (D) at any transmitter combiner, duplexer, or multifed receive port. In addition, all Tenant telephone blocks, demarcs, and cables shall be clearly identified with Tenant's name, type of line, and circuit number.

(iii) Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

(e) Roof Work. If, during the Lease Term, as same may be extended, Landlord needs to perform maintenance work to Landlord's equipment on the roof of the Building or repair or replace the roof of the Building ("Roof Work"), Tenant agrees to cooperate and work with Landlord (to relocate Tenant's equipment at Tenant's sole cost and expense) to achieve said Roof Work. Landlord agrees to provide at least thirty (30) days' notice to Tenant of Landlord's intention to perform said work; except in the case of emergency Roof Work, in which case Landlord shall give as much notice as possible under the circumstances. Such Roof Work may require the relocation of any portion of the Dish at Tenant's sole cost and expense or Tenant's installation of temporary equipment. Moreover, if a temporary relocation of the Dish is required to accommodate the Roof Work, Landlord agrees to exercise commercially reasonable efforts to identify a technically feasible alternative location for the relocation portion of the Dish that will not materially impede the Roof Work. Notwithstanding the foregoing, Landlord does not warrant and represent that an alternative location will be available and, consequently, Landlord's obligation to provide such alternative location is subject to the availability of such space. Notwithstanding the foregoing, Tenant shall move the Dish back to its original location after the Roof Work is completed unless the parties agree to utilize the relocated area permanently.

(f) Emergencies. Notwithstanding the foregoing, if an emergency situation exists which Landlord reasonably determines, to be attributable to the Dish, Landlord shall immediately notify Tenant verbally, who shall act diligently and expediently to remedy the emergency situation. Should Tenant fail to so remedy the emergency situation or should Landlord reasonably determine that the response time by Tenant is not adequate given the nature of the emergency, Landlord may then shut down the Dish and Tenant shall have no recourse against Landlord as a result of such action.

(g) Removal of the Dish upon Termination. Following any termination or expiration of the Lease, Tenant shall remove the Dish from the Building. In performing such removal, Tenant shall restore the Roof Area and any personal property and fixtures thereon to as good a condition as existed prior to the installation or placement of the Dish, reasonable wear and tear excepted. If Tenant fails to remove the Dish within ten (10) days after expiration or earlier termination of the Lease, Landlord may remove and dispose of the Dish and Tenant shall reimburse Landlord for the reasonable costs of such removal and restoration of the Roof Area. Moreover, Landlord may deem the Dish abandoned, in which event the Dish shall become Landlord's property. This subsection (g) shall survive the expiration or earlier termination of the Lease.

(h) Utilities. Tenant shall be responsible for obtaining and paying for all utilities to operate the Dish.

(i) Indemnification. Any language in the Lease notwithstanding, except to the extent arising directly as a result of Landlord's gross negligence or willful misconduct, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs and expenses

(including, without limitation, attorneys' fees actually incurred, without regard to statutory interpretation) incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

Section 17.08. Tenant Improvements Allowance. Tenant shall have the right, after January 1, 2010, to request in writing that Landlord fund various leasehold improvements within the Leased Premises and/or improvements to the Leased Premises that Tenant leases from Landlord's affiliate, Duke Construction Limited Partnership, located at 5200 West Paramount Parkway, Morrisville, North Carolina, 27560 (the "Tenant Improvements") which improvements must be completed and funded prior to December 31, 2011, and shall be subject to Landlord's review and approval. If Tenant fails to exercise such right as aforesaid, Tenant shall be deemed to have waived its rights pursuant to this Section 17.08. Tenant shall be responsible for the cost to construct and install the Tenant Improvements only to the extent that the cost statement, taking into account any increases or decreases resulting from any change orders, exceeds Four Hundred Sixty-Four Thousand Five Hundred Fifty-Nine and No/100 Dollars ($464,559.00) (the "TI Allowance"). In the event that Landlord is selected as general contractor, if the cost to construct and install the Tenant Improvements will exceed the TI Allowance, Tenant shall deliver fifty percent (50%) of such excess to Landlord within ten (10) business days following Landlord's written demand therefore. Following substantial completion of the Tenant Improvements, Tenant shall pay to Landlord the remaining difference between the cost statement (taking into account any increases or decreases resulting from any change orders) and the TI Allowance within ten (10) business days of Landlord's request therefor. Tenant's failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Tenant Improvements until such payment is received, and any resulting delay shall constitute a tenant delay hereunder. In addition, all delinquent payments shall accrue interest at 15% per annum. In the event that Tenant does not utilize the entire TI Allowance prior to December 31, 2011, the remaining portion of the TI Allowance, if any, shall be retained and belong to Landlord. Tenant agrees that, at Tenant's option, the construction and installation of the Tenant Improvements to the Leased Premises shall be performed by a subsidiary or affiliate of Landlord that such subsidiary or affiliate shall receive an eight percent (8%) fee based upon an open book approach with its general condition amounts competitive with other general contracting firms in the Raleigh/Durham area. All subtrades shall be bid to 3 firms for the purpose of determining the most competitive pricing for the construction of Tenant Improvements. In the event that Tenant does not utilize Landlord, or a subsidiary or affiliate of Landlord for construction of the Tenant Improvements, Landlord shall receive an oversight fee equal to three and one-half percent (3.5%) of the cost of the Tenant Improvements and Landlord shall provide Tenant and Tenant's contractor with Landlord's reasonable requirements for such work in the Leased Premises and the payment of the TI Allowance to Tenant, in Landlord's sole discretion.

Section 17.09. Emergency Generator.

(a) Tenant, at its sole cost and expense and subject to the terms of this Lease, shall have the right to operate and maintain life safety, emergency, and business sustainability generators and related equipment (collectively, the "Generators") located in the Leased Premises. Tenant shall operate and maintain the Generators in accordance with all federal, state and local laws and regulations and with any protective covenants. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to operate and maintain the Generators and shall provide copies thereof to Landlord. Tenant shall at all times keep the Generators and the surrounding area in a clean and orderly condition.

(b) Tenant, at its sole cost and expense, shall be responsible for removing non-life safety generators and the screening surrounding non-life safety generators and for restoring the Building and/or Common Areas affected by non-life safety generators and screening to their original condition after such removal. Tenant agrees, within thirty (30) days after written notice from Landlord, to remove the non-life safety generators and screening surrounding same in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to materially comply with the terms stated herein. Such removal shall be in accordance with all of the terms and conditions set forth herein. If Tenant fails to remove non-life safety generators and screening surrounding same from the Building or Common Areas upon expiration or earlier termination of the Lease, or after expiration of the thirty (30) day notice period provided above, non-life safety generators and screening surrounding same shall be deemed abandoned by Tenant and shall become the property of Landlord, or Landlord may remove the same at Tenant's expense.

Section 17.10. Memorandum of Lease. The parties agree that this Lease may not be recorded but that upon the request of one party, the parties will execute a Memorandum of Lease for recording. The parties agree to remove the Memorandum of Lease of record upon the expiration or earlier termination of this Lease. In the event of an early termination as a result of Tenant's Default and vacation of the Leased Premises, Tenant agrees that Landlord can unilaterally remove the Memorandum of Lease of record.

Section 17.11. Compliance With Law.

(a) Existing Governmental Regulations. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") in existence as of the date of the Lease require an alteration or modification of the Leased Premises (a "Code Modification") and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord, and the cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

(b) Governmental Regulations - Landlord Responsibility. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Common Areas that (i) is not made necessary as a result of the specific use being made by Tenant of Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

(c) Governmental Regulations - Tenant Responsibility. If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Common Areas that is made necessary as a result of the specific use being made by Tenant of the Leased Premises or as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

Section 17.12. Tenant Access. Tenant, its employees, agents, and invitees shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein provided to be performed on Tenant's part,

Tenant shall at all times during the Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any persons lawfully claiming under Landlord.

Section 17.13. Interruption of Tenant's Business Operation.

(a) Notwithstanding anything to the contrary contained in this Lease, if Tenant cannot reasonably use the Leased Premises for Tenant's Permitted Use by reason of the failure of Landlord to provide a service required to be provided by Landlord under this Lease, and such failure is totally within Landlord's control to correct and such condition exists for three (3) or more consecutive calendar days after notice thereof has been given by Tenant to Landlord within any thirty (30) day period, then Tenant may undertake all reasonable action to cure Landlord's failure of performance.  If Tenant elects to cure such Default, Tenant shall, prior to commencement of the work to cure the Default, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor.  Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.

(b) In the event Landlord is responsible for an interruption in the supply of utilities as provided herein, and such interruption adversely affects Tenant's ability to conduct its business in the Leased Premises for more than three (3) consecutive business days, Tenant shall be entitled to an abatement of base rental for each day after the third (3rd) business day during which the interruption continues as its sole remedy for such interruption; provided, however, that if Tenant has elected to cure such Default as provided herein and has caused a delay in restoration of utilities, Tenant shall not be entitled to an abatement during any period of Tenant Delay.

(c) Landlord agrees that Landlord will not enter into a contract with any site work contractor for work which may interfere with Tenant's utilities which releases such contractor from any liability for any interruption of Tenant's utilities caused by such contractor. In addition, in the event that an interruption of utilities arises out of the negligence of Landlord's third party contractor, Landlord agrees to use commercially reasonable efforts to cooperate with Tenant in Tenant's pursuit of any remedy available to Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership doing business in
North Carolina as Duke Realty of Indiana Limited
Partnership

By: Duke Realty Corporation,
     its General Partner

By: /s/ Jeffrey B. Sheehan
Jeffrey B. Sheehan
Senior Vice President
Raleigh Operations

TENANT: TEKELEC, a California corporation doing business in North Carolina as Tekelec, Inc. By: /s/ David Rice 08/14/09 Name: DAVID RICE Title: SVP OPS/SERV

EXHIBIT A

SITE PLAN OF LEASED PREMISES

[TO BE ADDED]

Exhibit A

EXHIBIT B

INTENTIONALLY OMITTED

Exhibit B

EXHIBIT C

INTENTIONALLY OMITTED

END OF EXHIBIT C

Exhibit C

EXHIBIT D

INTENTIONALLY OMITTED

Exhibit D

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5. No boring shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

6. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking, with the exception of on-site cafeteria services, shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7. The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

Exhibit E

9. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately upon demand.

12. Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14. All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15. There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

17. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

18. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

Exhibit E

19 Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

22. No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

END OF EXHIBIT E

Exhibit E

EXHIBIT F

PERIMETER TWO REFUSAL SPACE

[TO BE ADDED]

Exhibit F

EXHIBIT G

PERIMETER ONE REFUSAL SPACE

[TO BE ADDED]

Exhibit G

EXHIBIT H

ADJACENT LAND

[TO BE ADDED]

Exhibit H

EXHIBIT I

BLS INDEX

[TO BE ADDED]

Exhibit I